UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 16, 2019

Citigroup Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-9924	52-1568099
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

388 Greenwich Street, New York, New York (Address of principal executive offices)		10013 (Zip Code)

(212) 559-1000

(Registrant's telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CITIGROUP INC.

Current Report on Form 8-K

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 16, 2019, the stockholders of Citigroup Inc. (Citigroup), upon recommendation of Citigroup’s Board of Directors (Board), approved the Citigroup 2019 Stock Incentive Plan (the 2019 Plan). The 2019 Plan includes an initial authorization to issue 30 million shares of Citigroup common stock pursuant to awards under the 2019 Plan.

The 2019 Plan is described in greater detail in proposal 4 in Citigroup’s Proxy Statement for the 2019 Annual Meeting of Stockholders (Proxy Statement). The Proxy Statement, which includes an appendix with a full copy of the 2019 Plan, was filed with the Securities and Exchange Commission on March 6, 2019. The descriptions of the 2019 Plan contained herein and in the Proxy Statement are qualified in their entirety by reference to the full text of the 2019 Plan set forth in Exhibit 10.1 to this Form 8-K.

As of the date hereof, no awards under the 2019 Plan have been made to the principal executive officer, the principal financial officer or any other named executive officer of Citigroup.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Citigroup's 2019 Annual Meeting of Stockholders was held on April 16, 2019. At the meeting:

(1) 15 persons were elected to serve as directors of Citigroup;

(2) the selection of KPMG LLP to serve as the independent registered public accounting firm of Citigroup for 2019 was ratified;

(3) an advisory vote on Citigroup’s 2018 executive compensation was approved;

(4) a proposal to approve the Citigroup 2019 Stock Incentive Plan was approved;

(5) a stockholder proposal requesting a Shareholder Proxy Access Enhancement to Citi's proxy access bylaw provisions was not approved;

(6) a stockholder proposal requesting that the Board adopt a policy prohibiting the vesting of equity-based awards for senior executives due to a voluntary resignation to enter government service was not approved; and

(7) a stockholder proposal requesting that the Board amend Citi's bylaws to give holders in the aggregate of 15% of Citi's outstanding common stock the power to call a special meeting was approved.

Set forth below, with respect to each such matter, are the number of votes cast for or against, the number of abstentions and the number of broker non-votes.

FOR	AGAINST	ABSTAINED	BROKER NON-VOTES

(1)	Election of Directors

Nominees

Michael L. Corbat	1,677,098,169	5,430,218	1,673,321	273,141,956
Ellen M. Costello	1,678,300,750	4,076,668	1,824,284	273,141,962
Barbara J. Desoer	1,672,172,250	10,265,583	1,763,867	273,141,964
John C. Dugan	1,656,794,312	25,538,499	1,868,893	273,141,960
Duncan P. Hennes	1,657,282,547	24,957,546	1,961,602	273,141,968
Peter B. Henry	1,673,887,736	8,378,259	1,935,701	273,141,967
S. Leslie Ireland	1,678,079,455	4,221,260	1,900,989	273,141,959
Lew W. (Jay) Jacobs	1,661,419,886	20,862,004	1,919,803	273,141,970
Renée J. James	1,632,300,494	48,768,252	3,132,949	273,141,968
Eugene M. McQuade	1,667,140,552	15,070,771	1,990,375	273,141,966
Gary M. Reiner	1,658,854,238	23,372,487	1,974,971	273,141,967
Diana L. Taylor	1,653,977,345	28,325,187	1,899,166	273,141,966
James S. Turley	1,642,569,663	38,406,857	3,225,179	273,141,964
Deborah C. Wright	1,675,975,729	6,398,276	1,827,696	273,141,962
Ernesto Zedillo Ponce de Leon	1,673,102,479	9,221,918	1,877,336	273,141,931

(2) Ratification of Independent Registered Public Accounting Firm for 2019	1,874,995,245	79,524,243	2,824,176	N/A

(3) Advisory approval of Citi’s 2018 Executive Compensation	1,557,100,662	123,958,676	3,142,391	273,141,935

(4) Proposal to approve the Citigroup 2019 Stock Incentive Plans	1,607,273,803	74,227,641	2,700,284	273,141,936

(5) Stockholder proposal requesting a Shareholder Proxy Access Enhancement to Citi's proxy access bylaw provisions	508,008,530	1,170,223,287	5,969,906	273,141,941

(6) Stockholder proposal requesting that the Board adopt a policy prohibiting the vesting of equity-based awards for senior executives due to a voluntary resignation to enter government service	593,596,358	1,085,973,968	4,631,354	273,141,983

(7) Stockholder proposal requesting that the Board amend Citi's bylaws to give holders in the aggregate of 15% of Citi's outstanding common stock the power to call a special meeting	861,063,374	818,727,646	4,410,714	273,141,930

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number
10.1	Citigroup 2019 Stock Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIGROUP INC.
Dated: April 17, 2019
	By:	/s/ Rohan Weerasinghe
Rohan Weerasinghe
General Counsel and Corporate Secretary